Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-2 of Golub Capital BDC LLC of our report dated November 10, 2009, relating to our audits of the financial statements of Golub Capital Master Funding LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

Chicago, Illinois
November 20, 2009

McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.